Exhibit 99.2
WEBCAST ADVISORY
NUCRYST Pharmaceuticals
Webcast of Conference Call to Discuss
2006 Third Quarter Results
Tuesday November 7, 2006
4:30 p.m. EST
www.nucryst.com
NUCRYST Pharmaceuticals Corp. will hold a webcast at 4:30 p.m. EST on Tuesday November 7, 2006 regarding the company’s 2006 third quarter results.
In addition to standard disclosure over wire services, a news release and financial statements will be posted on the NUCRYST web site. To listen to the call live on the Internet, please go to www.nucryst.com.
Scott H. Gillis, President & CEO, Eliot M. Lurier, Vice President, Finance & Administration, and CFO, and Paul J. Schechter, MD, PhD, Vice President, Drug Development and Regulatory Affairs, and Chief Medical Officer will participate on the call.
An audio file of the call will be archived and posted on the NUCRYST web site.
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark: Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The company has developed its proprietary nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.

For more information, please contact:
Gillian McArdle
(416) 504-8464
info@nucryst.com